Exhibit 4.1

EXECUTION COPY

ASBURY AUTOMOTIVE GROUP, INC.

and each of the Guarantors named herein

3.00% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2012

INDENTURE

Dated as of March 16, 2007

THE BANK OF NEW YORK

as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	15.03
(c)	15.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06, 7.07
(c)	7.06, 15.02
(d)	7.06
314(a)	4.03; 15.02
(b)	N.A.
(c)(1)	15.04
(c)(2)	15.04
(c)(3)	N.A.
(d)	N.A.
(e)	15.05
(f)	N.A.
315(a)	7.01
(b)	7.05, 15.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12

* This Cross Reference Table is not a part of the Indenture.

  N.A. means not applicable.

i

Trust Indenture Act Section	Indenture Section

317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	15.01
(b)	N.A.
(c)	15.01

v

ARTICLE 15
MISCELLANEOUS

Section 15.01.	Trust Indenture Act Controls	79
Section 15.02.	Notices	79
Section 15.03.	Communication by Holders of Notes with Other Holders of Notes	80
Section 15.04.	Certificate and Opinion as to Conditions Precedent	80
Section 15.05.	Statements Required in Certificate or Opinion	81
Section 15.06.	Rules by Trustee and Agents	81
Section 15.07.	No Personal Liability of Directors, Officers, Employees and Stockholders	81
Section 15.08.	Governing Law	81
Section 15.09.	No Adverse Interpretation of Other Agreements	82
Section 15.10.	Successors	82
Section 15.11.	Severability	82
Section 15.12.	Counterpart Originals	82
Section 15.13.	Table of Contents, Headings, etc.	82
Section 15.14.	Benefits of Indenture	82
Section 15.15	Waiver of Jury Trial	82

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Certificate From Acquiring Institutional Accredited Investor
Exhibit E	Form of Subsidiary Guarantee
Exhibit F	Form of Supplemental Indenture To Be Delivered By Subsequent Guarantors

SCHEDULES

Schedule I	Schedule of Guarantors
Schedule II	Additional Shares Table

INDENTURE dated as of March 16, 2007 among Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), the subsidiary guarantors listed on Schedule I hereto (collectively, the “Guarantors”) and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”).

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 3.00% Senior Subordinated Convertible Notes due 2012 (the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01.                                   Definitions.

“Additional Notes” means additional notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 2.14 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means (i) with respect to a corporation, the board of directors of the corporation; (ii) with respect to a partnership, the board of directors of the general partner of the partnership; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means (i) United States dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition; (iii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus aggregating in excess of $500.0 million and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services (or carrying an equivalent rating by another nationally recognized statistical rating organization (as defined under Rule 436 under the Securities Act) if both of such two rating agencies cease publishing ratings of investments) and maturing not more than 180 days from the date of acquisition; (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) above; and (vii) in the case of any Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which that Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (i) through (vi) above, including, without limitation, any deposit with a bank that is a lender to any Restricted Subsidiary of the Company.

“Clearstream” means ClearStream Bank S.A.

“Common Stock” means the common stock, par value $0.01 per share, of the Company authorized at the date of this instrument as originally executed or as such stock may be constituted from time to time.  Subject to the provisions of Section 13.10, shares issuable upon conversion of Notes shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means Asbury Automotive Group, Inc., and any and all successors thereto.

“Company Order” means a written order signed in the name of the Company by an Officer of the Company.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture; or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Conversion Obligation” means the obligation of the Company to deliver pursuant hereto, the consideration due under Article 13 upon a conversion of the Notes in accordance herewith.

“Conversion Price” means at any time the amount equal to $1,000 divided by the then current Conversion Rate.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 15.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means that Revolving Credit Agreement, dated as of March 23, 2005, among the Company, the Subsidiary Borrowers listed therein, as Borrowers, the Lenders listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent and as Floor Plan Agent, and Bank of America, N.A., as Syndication Agent, as amended by the First Amendment to Credit Agreement and Waiver, effective as of March 1, 2006, and the Second Amendment to Credit Agreement, effective as of August 1, 2006, and the Third Amendment to Credit Agreement, effective as of March 8, 2007.

“Credit Facility” or “Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, or letters of credit, in each case, as amended, extended, renewed, restated, supplemented, replaced or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, or lenders or holders) from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Daily Cash Amount” has the meaning specified in the definition of Daily Settlement Amount.

“Daily Conversion Value” means for each of the 30 consecutive VWAP Trading Days during the Observation Period, one-thirtieth (1/30) of the product of (a) the applicable Conversion Rate and (b) the Daily VWAP of the Common Stock (or the Reference Property pursuant to Section 13.10) on such VWAP Trading Day, as determined by the Company.  Any such determination by the Company shall be conclusive absent manifest error.

“Daily Settlement Amount” means, for each of the 30 VWAP Trading Days during the Observation Period,

(i)            cash equal to the lesser of (x) $33.33 in the case of the first 20 VWAP Trading Days or $33.34 in the case of the last 10 VWAP Trading Days and (y) the Daily Conversion Value relating to such VWAP Trading Day (the “Daily Cash Amount”); and

(ii)           if such Daily Conversion Value exceeds either $33.33 in the case of the first 20 VWAP Trading Days or $33.34 in the case of the last 10 VWAP Trading Days, a number of shares of Common Stock equal to (A) the difference between such Daily Conversion Value and $33.33 or $33.34, as applicable, divided by (B) the Daily VWAP of the Common Stock for such VWAP Trading Day, subject to adjustment pursuant to Section 13.04(m).

“Daily VWAP” means for each of the 30 consecutive VWAP Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page ABG.N <equity> AQR (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal trading market for the Common Stock to the scheduled close of trading on such market on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP Trading Day using a volume-weighted method as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Event” means the occurrence of either a Fundamental Change or a Termination of Trading.

“Designated Notes” means (a) the Company’s 8% Senior Subordinated Notes due 2014, (b) the Company’s 7.625% Senior Subordinated Notes due 2017 and (c) any other Indebtedness of the Company that is (i) in the form of, or represented by, bonds, notes, debentures or other securities (other than promissory notes or similar evidences of indebtedness under bank loans, reimbursement agreements, receivables facilities or floor plan facilities) or any guarantee thereof and (ii) is or may be, quoted, listed or purchased on any stock exchange, automated securities trading system or over-the-counter or other securities market, including, without limitation the PORTALSM Market.

“Designated Senior Debt” means (i) any Obligation outstanding under the Credit Agreement and Floor Plan Facilities; and (ii) after payment in full of all Obligations under the Credit Agreement and Floor Plan Facilities, any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as “Designated Senior Debt.”

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Ex-Date” means, with respect to any issuance or distribution on the Common Stock or any other equity security, the first date on which the shares of the Common Stock or such other equity security trade on the relevant exchange or in the relevant market, regular way, without the right to receive such issuance or distribution.

“Existing Senior Subordinated Indentures” mean (i) that certain Indenture, dated as of June 5, 2002, governing the Company’s 9% Senior Subordinated Notes due 2012, as amended by that certain First Supplemental Indenture, dated as of March 19, 2003, that certain Second Supplemental Indenture, dated as of December 23, 2003, that certain Third Supplemental Indenture, dated as of December 7, 2004, that certain Fourth Supplemental Indenture, dated as of September 30, 2005, and that certain Fifth Supplemental Indenture, dated as of March 8, 2007 and (ii) that certain Indenture, dated as of December 23, 2003, governing the Company’s 8% Senior Subordinated Notes due 2014, as amended by that certain First Supplemental Indenture, dated as of January 21, 2004, that certain Second Supplemental Indenture, dated as of December 23,

2003, that certain Third Supplemental Indenture, dated as of September 30, 2005 and that certain Fourth Supplemental Indenture, dated as of March 15, 2007.

“Existing Senior Subordinated Notes” means, as of any time of determination, notes outstanding at such time of determination issued by the Company under the Existing Senior Subordinated Indentures.

“Existing Senior Subordinated Notes Guarantees” means, as of any time of determination, guarantees outstanding at such time of determination entered into by Subsidiaries of the Company to guarantee the Company’s obligations under the Existing Senior Subordinated Indentures.

“Euroclear” means Euroclear Bank.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Floor Plan Facility” means an agreement with Ford Motor Credit Company, General Motors Acceptance Corporation, DaimlerChrysler Services North America LLC or any other lending institution affiliated with a Manufacturer or any bank or asset-based lender under which the Company or its Restricted Subsidiaries incur Indebtedness, all of the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts and supplies to be sold in the ordinary course of the business of the Company and its Restricted Subsidiaries and which may not be secured except by a Lien that does not extend to or cover any property other than property of the dealership(s) which use the proceeds of the Floor Plan Facility or other dealerships who have incurred Indebtedness from the same lender.

“Fundamental Change” means the occurrence of any of the following events:

(a)           the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(b)           the adoption of a plan relating to the liquidation or dissolution of the Company;

(c)           the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined in clause (a) above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

(d)           the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(e)           the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01 or 2.06 hereof.

“Global Note Legend” means the legend set forth in Section 2.06(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantor” means any Subsidiary of the Company that guarantees the Notes in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (ii) other agreements or arrangements of a similar character designed to protect such Person against fluctuations in interest rates.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

The term “incur” means to create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent: (i) in respect of borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (iii) in respect of banker’s acceptances; (iv) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions; (v) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or (vi) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date will be: (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; or (2) the principal amount of the Indebtedness. Indebtedness shall not include the obligations of any Person (A) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and (B) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $115,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” means Goldman, Sachs & Co. and Deutsche Bank Securities Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Interest Payment Date” means March 15 and September 15 of each year beginning September 15, 2007.

“Issue Date” means March 16, 2007.

“Last Reported Sale Price” means, with respect to the Common Stock or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of the Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which it is then traded, if any. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the average of the last quoted bid and ask prices per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by the Pink Sheets or similar organization. In absence of such quotation, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include any or all of the Initial Purchasers, selected from time to time by the Company for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading. Any such determination shall be made by the Company and shall be conclusive absent manifest error.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of an agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Manufacturer” means a vehicle manufacturer which is a party to a dealership or national framework franchise agreement with the Company or a Restricted Subsidiary of the Company.

“Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.

“Maturity,” when used with respect to any Notes, means the date on which the principal of such Notes becomes due and payable as therein or herein provided, whether on the Maturity Date or by declaration of acceleration, exercise of the repurchase right set forth in Article 14 or otherwise.

“Maturity Date” means, with respect to the Notes, September 15, 2012.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Observation Period” means, with respect to any Notes:

(a)           with respect to any Conversion Date occurring during the period beginning on the 35th Scheduled Trading Day prior to the Maturity Date, the 30 consecutive VWAP Trading Day period beginning on, and including, the 32nd Scheduled Trading Day prior to the Maturity Date (whether or not the Maturity Date is a Scheduled Trading Day) (or if such day is not a VWAP Trading Day, the next succeeding VWAP Trading Day); and

(b)           in all other instances, the 30 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day after the related Conversion Date in respect of such Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” means the offering of the Notes by the Company.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 15.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 15.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Junior Securities” means (i) Equity Interests in the Company or any Guarantor; or (ii) debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt under this Indenture.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Principal Portion” in respect of a Note to be converted, means cash in an amount equal to the sum of Daily Cash Amounts for each of the 30 VWAP Trading Days during an Observation Period.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 16, 2007, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regular Record Date” for interest payable in respect of any Note on any Interest Payment Date means the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Regulation S-X” means Regulation S-X promulgated under the Securities Act.

“Representative” means the indenture trustee or other trustee, agent or representative for any Senior Debt.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration group of the Trustee (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Restricted Subsidiary” any Subsidiary of the Company that is a “Restricted Subsidiary” under any Designated Notes.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Debt” means: (i) all Indebtedness of the Company or any Guarantor outstanding under Credit Facilities, and all Hedging Obligations with respect thereto, and under Floor Plan Facilities; (ii) any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of this Indenture; and (iii) all Obligations with respect to the items listed in the preceding clauses (i) and (ii); unless in the case of clauses (i) and (ii), the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Subsidiary Guarantee, as the case may be.

Notwithstanding anything to the contrary in the preceding paragraph, Senior Debt will not include:  (a) any liability for federal, state, local or other taxes owed or owing by the Company; (b) any intercompany Indebtedness of the Company or any of its Restricted Subsidiaries owing to the Company or any of its Affiliates; or (c) any trade payables.

“Senior Subordinated Indebtedness” means, with respect to any Person, the Notes and the Existing Senior Subordinated Notes (in the case of the Company), the Subsidiary Guarantees and the Existing Senior Subordinated Notes Guarantees (in the case of a Guarantor), and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the Notes, the Existing Senior Subordinated Notes or such Subsidiary Guarantee or Existing Senior Subordinated Notes Guarantee, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Debt of such Person.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the date of this Indenture.

“Special Interest” has the meaning provided in the Registration Rights Agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, but excluding any provision providing for any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stock Price” means the price paid per share of Common Stock in connection with a Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Section 13.01(e), which shall be equal to (i) if holders of Common Stock receive only cash in such Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day preceding the Effective Date of the Fundamental Change.

“Subsidiary” means, with respect to any specified Person (i) any corporation, limited liability company, association or other business entity whether now existing or hereafter formed or acquired of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership whether now existing or hereafter formed or acquired (A) the sole general partner or the managing general partner of which is such

Person or a Subsidiary of such Person or (B) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means a Guarantee by a Guarantor of the Company’s obligations with respect to the Notes.

“Termination of Trading” means the occurrence whereby the Common Stock, or any other Capital Stock or American Depositary Receipts in respect of shares of Capital Stock into which the Notes are convertible pursuant to the terms of this Indenture, are not listed for trading on a the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

“Trading Day” means a day during which (i) trading in the Common Stock generally occurs and (ii) there is no Market Disruption Event.

“Trading Price” with respect to any Notes, on any date of determination, means the average of the secondary market bid quotations obtained by the Trustee for $2.0 million principal amount of such Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers, which may include any or all of the Initial Purchasers, selected by the Company; provided that if three such bids cannot reasonably be provided to the Trustee, but two such bids are provided, then the average of the two bids shall be used, and if only one such bid can reasonably be provided to the Trustee, that one bid shall be used.  If at least one bid for $2.0 million principal amount of the Notes cannot reasonably be provided to the Trustee by a nationally recognized securities dealer, then the trading price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate in effect on such date of determination.  Any such determination by the Trustee shall be conclusive absent manifest error.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is not a Restricted Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“VWAP Market Disruption Event” means (i) a failure by the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. New York City time on any Scheduled Trading Day for the Common Stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“VWAP Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event.  If the Common Stock is not so listed or traded, then “VWAP Trading Day” shall mean “Business Day.”

Section 1.02.          Other Definitions.

Term	Defined in Section

“Additional Shares”	13.01
“Adjusted Determination Date”	13.04
“Adjustment Event”	13.04
“Authentication Order”	2.02
“Conversion Agent”	2.03
“Conversion Date”	13.02
“Conversion Rate”	13.01
“Designated Event Expiration Time”	14.01
“Designated Event Repurchase Date”	14.01
“Designated Event Repurchase Notice”	14.01
“Designated Event Repurchase Price”	14.01
“Designated Event Repurchase Right Notice”	14.01
“Distributed Property”	13.04
“Dividend Threshold Amount”	13.04
“DTC”	2.03
“Effective Date”	13.01
“Event of Default”	6.01
“Measurement Period”	13.01
“Merger Event”	13.10
“Notice of Conversion”	13.02
“Payment Blockage Notice”	10.03
“Payment Default”	6.01
“Paying Agent”	2.03
“Reference Property”	13.10
“Registrar”	2.03
“Relevant Date”	13.04

Term	Defined in Section

“Spin-Off”	13.04
“Successor Company”	5.01
“Trading Price Condition”	13.01
“Trigger Event”	13.04

Section 1.03.            Incorporation by Reference of Trust Indenture Act.

This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.            Rules of Construction.

Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           words in the singular include the plural, and in the plural include the singular;

(e)           provisions apply to successive events and transactions; and

(f)            references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01.            Form and Dating.

(a)           General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)           Definitive Notes.  Notes issued in non-global form shall be substantially in the form of Exhibit A attached hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

Section 2.02.            Execution and Authentication.

An Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

On the Issue Date, the Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue up to $115,000,000 in aggregate principal amount and, upon delivery of any Authentication Order at any time and from time to time thereafter, the Trustee shall authenticate Notes for original issue in an aggregate principal amount specified in such Authentication Order.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.            Registrar, Paying Agent and Conversion Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Notes may be presented for payment (“Paying Agent”) and an office or agency where Notes may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents or conversion agents. The term “Registrar” includes any co-registrar, the term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or Conversion Agent .

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent and to act as Custodian with respect to the Global Notes.

Section 2.04.            Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or Special Interest if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.            Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.06.            Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to the restrictions set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.

No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(iii)          Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the Restricted Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
(B)           if the transferee is an Institutional Accredited Investor who will take delivery in the form of a beneficial interest in the Restricted Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(iv)          Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(A)          such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

(B)           the Registrar receives the following:
(1)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(2)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this clause (iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this clause (iv).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)            Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(D)          if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
(E)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(F)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)          such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(B)           the Registrar receives the following:
(1)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(2)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)            Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B)           if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)           if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(D)          if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
(E)           if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(F)           if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

(ii)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)          such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(B)           the Registrar receives the following:
(1)           if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(2)           if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)          Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)            Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or
(B)           if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)           Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)          any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(B)           the Registrar receives the following:
(1)           if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(2)           if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)            Private Placement Legend.

(A)          Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR

OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY.  THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.”

(B)           Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)           Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE

MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”

(g)           Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)           General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(ii)           No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10 and 9.05 hereof).

(iii)          The Registrar shall not be required to register the transfer of or exchange any Note surrendered for conversion in whole or in part, except the unsurrendered portion of any Note being redeemed in part.

(iv)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)           The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes surrendered for conversion during a period beginning at the opening of business 15 days before the day of any surrender of Notes for conversion pursuant to Article 13 and ending at the close of business on the day of surrender, (B) to register the transfer of or to exchange or convert any Note so surrendered for conversion in whole or in part, except the unsurrendered portion of any Note being converted in part or (C) to register the transfer of or to exchange or convert a Note between a record date and the next succeeding Interest Payment Date.

(vi)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)         The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii)        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07.            Replacement Notes.

If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate, upon receipt of an Authentication Order, a replacement Security. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.            Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) segregates and holds in trust, in accordance with this Indenture, on a repurchase date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09.            Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.10.            Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.            Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of such Notes in its customary manner (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such disposal to the Company unless the Company directs the Trustee to deliver canceled Notes to the Company. Certification of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

Section 2.12.            Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.            CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.14.            Issuance of Additional Notes.

The Company shall be entitled to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes, other than with respect to the date of issuance and issue price in an unlimited aggregate principal amount.  The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a)           the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b)           the issue price, the issue date and the CUSIP number of such Additional Notes; provided that no Additional Notes may be issued unless fungible with the Initial Notes for U.S. federal income tax purposes; and

(c)           whether such Additional Notes shall be transfer restricted notes and issued in the form of Initial Notes as set forth in Section 2.02 this Indenture.

ARTICLE 3
REDEMPTION

Section 3.01.            No Redemption or Sinking Fund.

The Notes may not be redeemed at the option of the Company prior to Maturity.  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4
COVENANTS

Section 4.01.            Payment of Notes.

The Company shall pay or cause to be paid the principal of, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary thereof or an Affiliate of any thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due. The Company shall pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

Interest on the Notes shall be computed on the basis of a 360 day year of twelve 30-day months.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.            Maintenance of Office or Agency.

The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03.            Reports.

(a)           Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC’s rules and regulations. In addition, after the Shelf Registration Statement becomes effective, whether or not required by the SEC, the Company shall file a copy of all the information and reports referred to in clauses (i) and (ii) hereof with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.  The Company shall at all times comply with TIA § 314(a).

(b)           For so long as any Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)           Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04.            Compliance Certificate.

(a)           The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)           The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.            Payment of Taxes and Other Claims.

The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not reasonably be expected to be materially adverse to the interests of the Holders of the Notes.

Section 4.06.            Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.            Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

ARTICLE 5
SUCCESSORS

Section 5.01.            Merger, Consolidation, or Sale of Assets.

The Company shall not, directly or indirectly (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions to, another Person, unless (i) either (A) the Company is the surviving corporation or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia (any such Person, the “Successor Company”), (ii) the Successor Company assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee, and (iii) immediately after such transaction no Default exists. In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this Section 5.01 shall not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of the Guarantors.

Section 5.02.            Successor Company Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in accordance with Section 5.01 hereof, the Successor Company shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the Successor Company and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest and Special Interest, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company’s properties or assets that meets the requirements of Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01.            Events of Default.

An “Event of Default” occurs if:

(a)           the Company defaults in the payment when due of interest on, or Special Interest, if any, with respect to, the Notes and such default continues for a period of 30 days, whether or not such payment shall be prohibited by Article 10 hereof;

(b)           the Company defaults in the payment when due of principal of the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, whether or not such payment shall be prohibited by Article 10 hereof;

(c)           the Company fails to comply with the Conversion Obligation;

(d)           the Company fails to comply with any of the provisions of Section 5.01 hereof;

(e)           failure by the Company to comply in any material respect with its notice requirements under or Section 13.01(b) through (d) or Section 14.01(b) when due;

(f)            the Company fails to observe or perform any covenant or agreement in this Indenture for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class;

(g)           a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default is caused by a failure to pay principal at its stated final maturity (after giving effect to any applicable grace period provided in such Indebtedness) (a “Payment Default”) or results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(h)           a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries, and such judgment or judgments remain not paid, discharged or stayed for a period of 60 days, provided that the aggregate of all such not paid, discharged or stayed judgments exceeds $15.0 million;

(i)            except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under such Guarantor’s Subsidiary Guarantee;

(j)            the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any Restricted Subsidiaries of the Company that taken together would constitute a Significant Subsidiary of the Company:

(i)            commences a voluntary case,

(ii)           consents to the entry of an order for relief against it in an involuntary case,

(iii)          consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv)          makes a general assignment for the benefit of its creditors, or

(v)           generally is not paying its debts as they become due; or

(k)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company in an involuntary case;

(ii)           appoints a custodian of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company; or

(iii)          orders the liquidation of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.            Acceleration.

If any Event of Default (other than an Event of Default specified in clause (j) or (k) of Section 6.01 hereof with respect to the Company, any Restricted Subsidiary of the Company or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Upon any such declaration the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (j) or (k) of Section 6.01 hereof occurs with respect to the Company, any Restricted Subsidiary of the Company or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

Section 6.03.            Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, and interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.04.            Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, and Special Interest, if any, or interest on, the Notes including in connection with an offer to purchase (other than the non-payment of principal of or interest or Special Interest, if any, on the Notes that became due solely because of the acceleration of the Notes) (provided that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.            Control by Majority.

The holders of a majority in principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided that

(i)            such direction shall not be in conflict with any rule of law or with this Indenture, and

(ii)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06.            Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a)           the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)           such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)           during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.            Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, and Special Interest, if any, and interest on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.            Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, and Special Interest, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.            Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.            Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  subject to the provisions of Article 10 hereof, to Holders of Notes for amounts due and unpaid on the Notes for principal, Special Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, Special Interest, if any and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.            Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01.            Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to certificates or opinions specifically required by any provision hereof to be furnished to it hereunder, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

(e)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.            Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or gross negligence of any agent or attorney appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(h)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(i)            The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(j)            The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k)           In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03.            Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

In the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties.  If the Trustee fails to eliminate such conflicting interest, obtain said permission or resign within the ten days after the conclusion of such 90-day period, the Trustee shall provide notice to the Holders of this effect, and any Holder that has been a bona fide Holder for at least six months prior to the delivery of such notice shall have the right to petition a court of competent jurisdiction to remove the Trustee and appoint a successor Trustee.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.            Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.            Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.            Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any securities exchange or delisted therefrom.

Section 7.07.            Compensation and Indemnity.

The Company shall pay to the Trustee such compensation as agreed upon from time to time in writing for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company and the Guarantors, jointly and severally, shall fully indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses incurred by it, without negligence, willful misconduct or bad faith, arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense has been determined to have been caused by its own negligence, willful misconduct or bad faith. The Trustee shall notify the Company promptly of any claim of which it has received notice for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall reasonably cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through its own negligence, willful misconduct or bad faith.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08.            Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10 hereof;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.            Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.            Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1) and (2). The Trustee is subject to TIA § 310(b).

Section 7.11.            Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8
[RESERVED]

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.            Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder of a Note:

(a)           to cure any ambiguity, defect or inconsistency or to make a modification of a formal, minor or technical nature or to correct a manifest error;

(b)           to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

(c)           to provide for the assumption of the Company’s obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 or hereof;

(d)           to add Guarantees with respect to the Notes or to secure the Notes;

(e)           to add to the covenants of the Company or any Guarantor for the benefit of the Holders of the Notes or surrender any right or power conferred upon the Company or any Guarantor;

(f)            to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of a Note;

(g)           to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(h)           to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements hereof; or

(i)            to provide for the conversion of the Notes pursuant to Section 13.10(a).

However, no amendment may be made to Article 10 of this Indenture that adversely affects the rights of any holder of Senior Debt of the Company or a Guarantor then outstanding unless the holders of such Senior Debt (or their representative) consent to such change.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.            With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), no waiver or amendment to this Indenture may make any change in the provisions of Article 10 hereof that adversely affects the rights of any Holder of Notes. Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)           reduce the rate, or extend the Stated Maturity, of interest on any Note;

(c)           reduce the principal, or extend the Stated Maturity, of any Note;

(d)           reduce the consideration payable upon conversion other than in accordance with this Indenture, or otherwise impair the right of a Holder to convert the Notes;

(e)           reduce the Designated Event Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)            waive a Default or Event of Default in the payment of principal of, or interest or premium, or Special Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the Payment Default that resulted from such acceleration);

(g)           make any Note payable in money other than that stated in the Notes;

(h)           make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Special Interest, if any, on the Notes;

(i)            waive a redemption payment with respect to any Note (other than pursuant to the provisions of Article 14);

(j)            release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(k)           make any change in the foregoing amendment and waiver provisions.

Section 9.03.            Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04.            Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.            Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.            Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not affect the rights, duties,

liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 15.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10
SUBORDINATION

Section 10.01.          Agreement to Subordinate.

The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or Cash Equivalents of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

Section 10.02.          Liquidation; Dissolution; Bankruptcy.

Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company’s assets and liabilities:

(i)            holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before Holders of the Notes shall be entitled to receive any payment with respect to the Notes (except that Holders may receive Permitted Junior Securities); and

(ii)           until all Obligations with respect to Senior Debt (as provided in clause (i) above) are paid in full, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders of Notes may receive Permitted Junior Securities), as their interests may appear.

Section 10.03.          Default on Designated Senior Debt.

(a)           The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than Permitted Junior Securities) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

(i)            a default in the payment of Designated Senior Debt occurs and is continuing beyond any applicable period of grace; or

(ii)           a default, other than a payment default, on any series of Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from the Company or the holders of any such Designated Senior Debt or their representative. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 360 days shall have elapsed since the delivery of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal of, interest and Special Interest, if any, on, the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

(b)           The Company shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

(i)            in the case of a default referred to in clause (i) of Section 10.03(a) hereof, the date upon which the default is cured or waived, or

(ii)           in the case of a default referred to in clause (ii) of Section 10.03(a) hereof, upon the earlier of the date on which such non-payment default is cured or waived or 179 days pass after the date on which the applicable Payment Blockage Notice is received, unless the maturity of such Designated Senior Debt has been accelerated, if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

Section 10.04.          Acceleration of Notes.

If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

Section 10.05.          When Distribution Must Be Paid Over.

In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10.

Section 10.06.          Notice by Company.

The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

Section 10.07.          Subrogation.

After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 10.08.          Relative Rights.

This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

(i)            impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

(ii)           affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

(iii)          prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 10.09.          Subordination May Not Be Impaired by Company.

No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 10.10.          Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.11.          Rights of Trustee and Paying Agent.

Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office of the Trustee at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12.          Authorization to Effect Subordination.

Each Holder of Notes, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 10.13.          Amendments.

The provisions of this Article 10 shall not be amended or modified in a manner that adversely affects the rights of any holder of Senior Debt without the written consent of the holder of such Senior Debt (or their representative).

Section 10.14.          Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, Custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

ARTICLE 11
SUBSIDIARY GUARANTEES

Section 11.01.          Guarantees.

Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, and interest and Special Interest, if any, on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, and interest and Special Interest, if any, on, the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  In addition to the foregoing, each Guarantor also agrees, unconditionally and jointly and severally with each other Guarantor, to pay any and all expenses (including, without limitation, counsel fees and expenses) incurred by the Trustee under this Indenture in enforcing any rights under a Subsidiary Guarantee with respect to a Guarantor.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

The Subsidiary Guarantees represent full and unconditional guarantees by the Guarantors on an unsecured and senior subordinated basis of the payment of principal of and interest and Special Interest, if any, on the Notes.  Upon conversion of the Notes pursuant to Article 13, the Subsidiary Guarantees will be deemed to be released and extinguished.

Section 11.02.          Subordination of Subsidiary Guarantees.

The Obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article 11 shall be junior and subordinated to the Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Company as set forth in Article 10 hereof. Each Subsidiary Guarantee is made subject to the provisions of Article 10 hereof. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof.

Section 11.03.          Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.04.          Execution and Delivery of Subsidiary Guarantees.

To evidence its Subsidiary Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor or by its duly appointed attorney-in-fact on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents or by its duly appointed attorney-in-fact.

Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Subsidiary a notation of such Subsidiary Guarantee.  The execution of a Subsidiary Guarantee on behalf of a Guarantor by its attorney-in-fact shall constitute a representation and warranty on the part of such Guarantor hereunder of the due appointment of such attorney-in-fact.

If an Officer or duly appointed attorney-in-fact whose signature is on this Indenture or on a Subsidiary Guarantee no longer holds that office or maintains such appointment, as the case may be, at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors and each of them.

Section 11.05.          Releases Following Sale of Assets.

In the event of (i) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or any other Guarantor, (ii) a termination of one or more Guarantees by any Guarantor of any other Senior Subordinated Indebtedness of the Company or any other Guarantor which results in such Guarantor no longer being subject to any Guarantee of any other Senior Subordinated Indebtedness of the Company or any other Guarantor or (iii) any Guarantor ceasing to be a Restricted Subsidiary, then such Guarantor (in the event described in clauses (i) and (iii) of this paragraph) or the corporation acquiring the property (in the event described in clause (ii) of this paragraph) will be released and relieved of any obligations under its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12
DISCHARGE

Section 12.01.          Discharge of Liability on Notes.

When (1) the Company shall deliver to the Registrar for cancellation all Notes then outstanding not theretofore delivered to the Registrar for cancellation or (2) all the Notes then outstanding not theretofore delivered to the Registrar for cancellation shall have (a) been deposited for conversion (after all related Observation Periods have elapsed) and the Company shall deliver to the Holders cash and, if applicable, shares of Common Stock sufficient to pay all amounts owing in respect of all such Notes or (b) become due and payable on the Maturity Date, Designated Event Repurchase Date or otherwise, and the Company shall deposit with the Trustee cash sufficient to pay all amounts owing in respect of all such Notes, including the principal amount and interest accrued and unpaid to the Maturity Date, Designated Event Repurchase Date or other such date, and if in either case (1) or (2) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture with respect to the Notes shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Holders to receive from the Trustee payments of the amounts then due, including interest and Special Interest, if any, with respect to the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof solely with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee, authenticating agent, Paying Agent, Conversion Agent and Registrar under this Indenture with respect to the Notes), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 12.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Notes; provided, however, the Company hereby agrees to reimburse the Trustee, authenticating agent, Paying Agent, Conversion Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, authenticating agent, Paying Agent, Conversion Agent and Registrar and to compensate the Trustee, authenticating agent, Paying Agent, Conversion Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, authenticating agent, Paying Agent, Conversion Agent and Registrar in connection with this Indenture with respect to the Notes.

Section 12.02.          Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture with respect to the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this Indenture and the Notes to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal amount of or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 12.03.          Officers’ Certificate; Opinion of Counsel.

Upon any application or demand by the Company to the Trustee to take any action under Section 12.01, the Company shall furnish to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

ARTICLE 13
CONVERSION OF NOTES

Section 13.01.          Conversion Privilege and Conversion Rate.

(a)           Subject to the conditions described in clause (i), (ii), and (iii) below, and upon compliance with the provisions of this Article 13, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of any Notes at any time prior to the close of business on the Scheduled Trading Day immediately preceding June 15, 2012, at a rate (the “Conversion Rate”) of 29.4172 shares of Common Stock (subject to adjustment by the Company as provided in Section 13.04) per $1,000 principal amount of the Notes under the circumstances and during the periods set forth below. On and after June 15, 2012 regardless of the conditions described in clause (i), (ii) and (ii) below, and upon compliance with the provisions of this Article 13, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of any Notes at the applicable Conversion Rate at any time prior to the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date.

(i)            The Notes shall be convertible prior to the close of business on the Scheduled Trading Day immediately preceding June 15, 2012, during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of the Notes for each Trading Day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on such Trading Day and the Conversion Rate in effect on such Trading Day (the “Trading Price Condition”) determined as set forth below. If a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price at such time, then the Company shall instruct the Trustee to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the date on which the Trading Price per Note is greater than or equal to 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price (as provided to the Trustee by the Company on each such date). If the Trading Price Condition has been met in accordance with the foregoing, the Company shall so notify the Holders of the Notes.  If, at any time after the Trading Price Condition has been met in accordance with the foregoing, the Trading Price per $1,000 principal amount of the Notes is greater than 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price on such date, the Company shall so notify the Holders of the Notes, and the Trustee shall have no further obligation to determine the Trading Price of the Notes unless requested by the Company to do so again in writing pursuant to this Section 13.01(a)(i).  Furthermore, if the Company does not, when obligated to do so pursuant to this clause (i), instruct the Trustee to determine the Trading Price of the Notes, or if the Company so instructs the Trustee, but the Trustee does not make such determination, then the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price on such date.

(ii)           The Notes shall be convertible prior to the close of business on the Scheduled Trading Day immediately preceding June 15, 2012, during any calendar quarter after the calendar quarter ending June 30, 2007 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds 120% of the applicable Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter.

(iii)          The Notes shall be convertible prior to June 15, 2012, as provided in subsections (b), (c) and (d) of this Section 13.01.

(b)           In the event that the Company elects to:

(i)            distribute to all or substantially all holders of Common Stock any rights or warrants entitling them, for a period of not more than 60 calendar days after the record date for such distribution, to subscribe for or purchase Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock for the Trading Day immediately preceding the declaration date of such distribution; or

(ii)           distribute to all or substantially all holders of Common Stock, assets (including cash) or debt securities of the Company or rights to purchase the Company’s securities, which distribution has a per share value (as determined by the Board of Directors) exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution, then, in either case, Holders may surrender the Notes for conversion at any time on and after the date that the Company provides the notice to such Holders referred to in the next sentence until the earlier of 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Date for such distribution or the date the Company announces that such distribution will not take place. The Company shall notify Holders at least 35 Scheduled Trading Days prior to the Ex-Date for such distribution. A Holder may not exercise this right if such Holder is permitted to participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any distribution referred to in clause (i) or clause (ii) above as if such Holder held a number of shares of Common Stock equal to the then-applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder, without having to convert its Notes.

(c)           If the Company is a party to a combination, merger, recapitalization, reclassification, binding-share exchange or other similar transaction or sale or conveyance of all or substantially all of its properties, in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property and that does not also constitute a

Designated Event, then the Holders shall have the right to convert Notes at any time beginning 35 Scheduled Trading Days prior to the date announced by the Company as the anticipated effective date of the transaction and ending on the 35th Scheduled Trading Day after the date that is the effective date of such transaction. The Company shall notify Holders no later than 35 Scheduled Trading Days prior to the anticipated effective date of such transaction. The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the Holders.

(d)           If the Company is a party to any transaction or event described in clause (a) or (e) of the definition of Fundamental Change, a Holder may surrender Notes for conversion at any time, after the Company gives the notice referred to in the last sentence of this Section 13.01(d), from and after the 35th Scheduled Trading Day prior to the anticipated effective date of such transaction or event until (i) the related Designated Event Repurchase Date or (ii) if there is no such Designated Event Repurchase Date, 35 Trading Days following the effective date of such transaction or event.  If an event described in clause (b), (c) or (d) of the definition of Fundamental Change or a Termination of Trading occurs, a Holder may surrender Notes for conversion at any time, after the Company gives the notice referred to in the last sentence in this Section 13.01(d) and issue a press release on the effective date of such event, from and after the effective date of such event or the date on which the Termination of Trading occurs, as the case may be, until (i) the Designated Event Repurchase Date corresponding to such event or (ii) if there is no such Designated Event Repurchase Date, 35 Trading Days following the effective date of such event.  The Company shall notify, in the manner provided for in Section 1.07, each of the Holders of the Designated Event and issue a press release, (i) no later than 35 Scheduled Trading Days prior to the anticipated Effective Date with respect to a transaction or event described in the first sentence above or (ii) with respect to an event described in the second sentence of this Section 13.01(d), on the Effective Date or the date on which the Termination of Trading occurs, as the case may be.

(e)           If a Holder elects to convert Notes at any time on or after the 35th Scheduled Trading Day prior to the date announced by the Company as the anticipated effective date of a Fundamental Change described in clauses (a) or (e) of the definition thereof or on or after the effective date of a Fundamental Change described in clause (c) of the definition thereof, in each case until the related Designated Event Repurchase Date for such Fundamental Change or, if there is no such Designated Event Repurchase Date, until the 35th Trading Day following such effective date, as applicable, the Conversion Rate applicable to each $1,000 principal amount of Notes so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below; provided, however, that no increase shall be made in the case of an event described in clause (a), (c) or (e) of the definition of Fundamental Change if 100% of the consideration paid for the Company’s Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such Fundamental Change consists of shares of Capital Stock or American Depositary Receipts in respect of shares of Capital Stock traded (or that will be so traded or quoted immediately following the transaction) on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors) and as a result of such transaction or transactions the Notes become convertible into such shares of such Capital Stock or such American Depositary Receipts, subject to the payment of the Principal Portion thereof in cash. Settlement of Notes tendered for conversion to which Additional Shares shall be added to the Conversion Rate as provided in this subsection shall be settled pursuant to Section 13.02(d).  The Company shall notify, in the manner provided for in Section 1.07, each of the Holders of the occurrence of an event described in this paragraph and issue a press release (i) no later than 35 Scheduled Trading Days prior to the anticipated Effective Date with respect to a transaction with respect to any transaction described in clause (a) or (e) of the definition of the term “Fundamental Change” and (ii) promptly upon receiving knowledge of the effective date of such transaction with respect to any transaction described in clause (c) of the definition of the term “Fundamental Change.”

(i)            The number of Additional Shares shall be determined by the Company by reference to the table attached as Schedule II hereto, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”), and the Stock Price; provided that if the actual Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Effective Dates, as applicable, based on a 365-day year; provided, further, that if (1) the Stock Price is greater than $60.00 per share of Common Stock (subject to adjustment in accordance with clause (ii) below), no Additional Shares shall be added to the Conversion Rate, and (2) the Stock Price is less than $27.75 per share (subject to adjustment in accordance with clause (ii) below), no Additional Shares shall be added to the Conversion Rate. Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 36.0360 per $1,000 principal amount of Notes (subject to adjustment in the same manner as set forth in Section 13.04).

(ii)           The Stock Prices set forth in the first row of the tables in Schedule II hereto shall be adjusted by the Company as of any date on which the Conversion Rate of the Notes is adjusted (except pursuant to this Section 13.01(e)). The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 13.04 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares).

Section 13.02.          Exercise of Conversion Privilege.

(a)           Subject to subsection (b) of this Section 13.02, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion in cash and shares of fully paid Common Stock, if applicable, by delivering, on or before the third VWAP Trading Day immediately following the last VWAP Trading Day of the related Observation Period, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 30 VWAP Trading Days during the related Observation Period; provided that the Company shall deliver cash in lieu of fractional shares of Common Stock as provided in Section 13.03. The Daily Settlement Amounts shall be determined by the Company promptly following the last VWAP Trading Day of the Observation Period.

(b)           Notwithstanding subsection (a) of this Section 13.02, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion to which Additional Shares shall be added to the Conversion Rate as set forth in Section 13.01(e) pursuant to this clause (b).

(i)            If the last VWAP Trading Day of the applicable Observation Period related to Notes surrendered for conversion is prior to the third Scheduled Trading Day preceding the Effective Date of the Fundamental Change, the Company shall satisfy the related Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion as described in this subsection (b) by delivering the cash and, if applicable, shares of Common Stock (based on the Conversion Rate, but without regard to the number of Additional Shares to be added to the Conversion Rate pursuant to Section 13.01(e)) on the third VWAP Trading Day immediately following the last VWAP Trading Day of the applicable Observation Period. As soon as practicable following the Effective Date of the Fundamental Change, the Company shall deliver the increase in such amount of Common Stock or Reference Property in lieu of shares of Common Stock, if any, as if the Conversion Rate had been increased by such number of Additional Shares during the related Observation Period (and based upon the related Daily VWAP prices during such Observation Period). If such increased amount of cash and shares, if any, results in an increase to the amount of cash to be paid to Holders, the Company shall pay such increase in cash, and if such increased amount results in an increase to the number of shares of Common Stock, the Company shall deliver such increase by delivering Reference Property based on such increased number of shares.

(ii)           If the last VWAP Trading Day of the applicable Observation Period related to Notes surrendered for conversion is on or following the third Scheduled Trading Day preceding the Effective Date of such Fundamental Change, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion as described in this subsection (b) (based on the Conversion Rate as increased by the Additional Shares pursuant to Section 13.01(e)) on the later to occur of (1) the Effective Date of the Fundamental Change and (2) the third VWAP Trading Day immediately following the last VWAP Trading Day of the applicable Observation Period.

(c)           Before any Holder of a Note shall be entitled to convert the same as set forth above, such holder shall (1) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subsection (i) of this Section 13.02 and, if required, pay all taxes or duties, if any, and (2) in the case of a Note issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form set forth in Exhibit A hereto (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subsection (i) of this Section 13.02, and (D) if required, pay all taxes or duties, if any.  As used herein, “Conversion Date” shall mean the date that the Holder has complied with the requirements set forth in this subsection (c).

No Notice of Conversion with respect to any Notes may be tendered by a Holder thereof if such Holder has also tendered a Designated Event Repurchase Notice and not validly withdrawn such Designated Event Repurchase Notice in accordance with the applicable provisions of Section 14.01.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(d)           Delivery of the amounts owing in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the date specified in subsection (a) of this Section 13.02, except to the extent specified in subsection (b) of this Section 13.02. The Company shall make such delivery by paying the cash amount owed to the Holder of the Note surrendered for conversion, or such Holder’s nominee or nominees, and, if applicable, by issuing, or causing to be issued, and delivering to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock, if any, to which such holder shall be entitled as part of such Conversion Obligation (together with any cash in lieu of fractional shares).

(e)           In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, as provided in a Company Order, authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

(f)            If a Holder submits a Note for conversion, the Company shall pay all documentary, stamp or similar issue or transfer tax due, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests any shares of Common Stock to be issued in a name other than the Holder’s name. The Company may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(g)           Except as provided in Section 13.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article 13.

(h)           Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(i)            Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest except as set forth below. The Company’s settlement of the Conversion Obligation as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest to, but not including, the Conversion Date. As a result, accrued and unpaid interest (including Special Interest, if any) to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are converted after 5:00 p.m., New York City time, on a Regular Record Date, Holders of such Notes as of 5:00 p.m., New York City time, on such Regular Record Date shall receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date must be accompanied by payment of an amount in cash equal to the interest payable, on such Interest Payment Date, on the Notes so converted; provided, however, that no such payment need be made (i) if the Company has specified a Designated Event Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (ii) to the extent of any overdue interest existing at the time of conversion with respect to such Note; or (iii) with respect to any Conversion Date that occurs during the period from the close of business on the Regular Record Date immediately preceding the Maturity Date to the Maturity Date. Except as described above, no payment or adjustment shall be made for accrued interest on converted Notes.

(j)            As provided in Section 11.01, the Subsidiary Guarantees represent full and unconditional guarantees by the Guarantors on an unsecured and senior subordinated basis of the payment of principal of and interest and Special Interest, if any, on the Notes.  Upon conversion of the Notes pursuant to this Article 13, the Subsidiary Guarantees will be deemed to be released and extinguished.

Section 13.03.          Fractions of Shares.

No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Daily VWAP of the Common Stock on the last VWAP Trading Day of the relevant Observation Period.

Section 13.04.          Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company as follows; provided that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any the transactions described below as if such Holders held a number of shares of Common Stock equal to the then-applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holders, without having to convert their Notes:

(a)           In case the Company shall issue shares of Common Stock as a dividend or distribution on shares of Common Stock, or shall effect a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 ×	OS’
OS0

where,

CR0 = the Conversion Rate in effect immediately prior to the Ex-Date for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be;

CR’ = the Conversion Rate in effect immediately after the Ex-Date for such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be; and

OS’ = the number of shares of Common Stock outstanding as of the Ex-Date and after giving effect to such dividend or distribution or will be outstanding after the effective date of such share split or combination, as the case may be.

Such adjustment shall become effective immediately prior to the opening of business on the Ex-Date fixed for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 13.04(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared.

(b)           In case the Company shall distribute to all or substantially all holders of its outstanding shares of Common Stock rights or warrants entitling them (for a period expiring not more than 60 calendar days after the record date for such distribution) to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of such distribution, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 ×	OS0 + X
OS0 + Y

where,

CR0 = the Conversion Rate in effect immediately prior to the Ex-Date for such distribution;

CR’ = the Conversion Rate in effect immediately after the Ex-Date for such distribution;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution;

X = the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution.

Such adjustment shall be successively made whenever any such rights or warrants are distributed and shall become effective immediately prior to the opening of business on the Ex-Date for such distribution.  The Company shall not issue any such rights or warrants in respect of shares of the Common Stock held in treasury by the Company.  To the extent that shares of the Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Ex-Date for such distribution had not been fixed.

In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)           In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company, evidences of its Indebtedness or other assets or property of the Company (including securities, but excluding dividends and distributions covered by subsection (a), (b) or (d) of this Section 13.04 and distributions described below in this subsection (c) with respect to Spin-Offs) (any of such shares of Capital Stock, Indebtedness, or other asset or property hereinafter in this subsection (c) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 ×	SP0
SP0 – FMV

where,

CR0 = the Conversion Rate in effect immediately prior to the Ex-Date for such distribution;

CR’ = the Conversion Rate in effect immediately after the Ex-Date for such distribution;

SP0 = the average of the Last Reported Sale Prices of Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV = the fair market value as determined by the Board of Directors of the Distributed Property with respect to each outstanding share of Common Stock on the Ex-Date for such distribution.

Such adjustment shall become effective immediately prior to the opening of business on the Ex-Date for such distribution; provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Notes has the right to receive, for each $1,000 principal amount of Notes, the amount of Distributed Property such Holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Date for such distribution, without being required to convert the Notes.  If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  If the Board of Directors determines “FMV” for purposes of this Section 13.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution.

With respect to an adjustment pursuant to this subsection (c) where there has been a payment of a dividend or other distribution on the Common Stock or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off shall be increased based on the following formula:

CR’ = CR0 ×	FMV0 + MP0
MP0

where,

CR0 = the Conversion Rate in effect immediately prior to the 10th Trading Day immediately following the effective date of the Spin-Off;

CR’ = the Conversion Rate in effect immediately after the 10th Trading Day immediately following the effective date of the Spin-Off;

FMV0 = the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off; and

MP0 = the average of the Last Reported Sale Prices of our common stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off.

Such adjustment shall occur on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the effective date of any Spin-Off, references with respect to the Spin-Off to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate; provided, further, that in respect of any conversion within the first four Trading Days following the effective date of such Spin-Off (if such Trading Days are also VWAP Trading Days), references to 10 Trading Days shall be deemed replaced with four Trading Days).

Rights or warrants distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 13.04 (and no adjustment to the Conversion Rate under this Section 13.04 shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this subsection (c). If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 13.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of this subsection (c) and subsections (a) and (b) of this Section 13.04, any dividend or distribution to which this subsection (c) is applicable that also includes shares of Common Stock to which subsection (a) of this Section 13.04 applies or rights or warrants to subscribe for or purchase shares of Common Stock to which subsection (a) or (b) of this Section 13.04 applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of Indebtedness, assets or shares of capital stock other than such shares of Common

Stock or rights or warrants, to which this subsection (c) applies (and any Conversion Rate adjustment required by this subsection (c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by subsections (a) and (b) of this Section 13.04 with respect to such dividend or distribution shall then be made), except (A) the Ex-Date of such dividend or distribution shall under this subsection (c) be substituted as “the Ex-Date” within the meaning of subsection (a) and subsection (b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex-Date for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be” within the meaning of subsection (a) or “outstanding immediately prior to the Ex-Date for such distribution” within the meaning of subsection (b).

(d)           In case the Company shall pay dividends or make distributions consisting exclusively of cash to all or substantially all holders of its Common Stock (excluding the first dividend or distribution with the Ex-Date for such dividend or distribution in any calendar quarter if such dividend or distribution does not exceed $0.20 per share (the “Dividend Threshold Amount”); provided that the Dividend Threshold Amount is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate, except that no adjustment will be made to the Dividend Threshold Amount on account of any adjustment made to the Conversion Rate pursuant to this paragraph; provided, further, that if such dividend or distribution is not the first dividend or distribution with an Ex-Date during any calendar quarter, the Dividend Threshold Amount will be deemed to be zero), the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 ×	SP0 - QD
SP0 - C

where,

CR0 = the Conversion Rate in effect immediately prior to the Ex-Date for such distribution;

CR’ = the Conversion Rate in effect immediately after the Ex-Date for such distribution;

SP0 = the average of the Last Reported Sale Prices of Common Stock for the 5 consecutive Trading Days immediately preceding the Ex-Date for such distribution;

QD = the Dividend Threshold Amount; and

C = the amount in cash per share we distribute to holders of Common Stock in such distribution.

Such adjustment shall become effective immediately prior to the opening of business on the Ex-Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of the Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each

Holder of Notes shall receive on the date on which such cash dividend is distributed to holders of Common Stock, for each $1,000 principal amount of Notes, the amount of cash such holder would have received had such holder owned a number of shares equal to the Conversion Rate on the Ex-Date for such distribution, without being required to convert the Notes. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, for purposes of this subsection (d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this subsection (d), references in this Section 13.04 to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(e)           In case the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 ×	AC + (SP’ × OS’)
OS0 × SP’

where,

CR0 = the Conversion Rate in effect on the date such tender or exchange offer expires;

CR’ = the Conversion Rate in effect after the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration as determined by the Board of Directors paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’ = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’ = the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Days immediately succeeding the date such tender or exchange offer expires.

Such adjustment shall become effective immediately after close of business on the 10th Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately succeeding the date such tender or exchange offer expires, references with respect to the tender or exchange offer to the 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the applicable Conversion Rate; provided, further, that in respect of any conversion within the first four Trading Days following the expiration date of such tender or exchange offer (if such Trading Days are also VWAP Trading Days), references to 10 Trading Days shall be deemed replaced with four Trading Days. If the Company or its Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or its Subsidiary is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected.

No adjustment to the Conversion Rate shall be made if the application of any of the foregoing formulas (other than in connection with a share combination) would result in a decrease in the Conversion Rate.

For purposes of this Section 13.04 the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(f)            In addition to those required by subsections (a), (b), (c), (d) and (e) of this Section 13.04, and to the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 calendar days if the Board of Directors determines that such increase would be in the Company’s best interest. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holder of each Note a notice prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.

(g)           Without limiting the foregoing, no adjustment to the Conversion Rate need be made

(i)            upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)           upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan of or assumed by the Company or any of its Subsidiaries;

(iii)          upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date of this Indenture;

(iv)          for a change in the par value of the Common Stock; or

(v)           for accrued and unpaid interest (including any Special Interest).

(h)           All calculations and other determinations under this Article 13 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made for the Company’s issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 13.04. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. The Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% (1) annually, on the anniversary of the date of this Indenture, (2) upon a Designated Event or (3) on the Maturity Date (and on each VWAP Trading Day of the 30 VWAP Trading Day Observation Period beginning on the 32nd Scheduled Trading Day prior to the Maturity Date).

(i)            In any case in which this Section 13.04 provides that an adjustment shall become effective immediately after (1) the Ex-Date for an event or (2) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer pursuant to subsection (e) of this Section 13.04 (each an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Note converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional cash and, if applicable, shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the amounts deliverable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fractional share pursuant to Section 13.03. For purposes of this subsection (i), the term “Adjustment Event” shall mean:

(i)            in any case referred to in clause (1) hereof, the date any dividend or distribution of Common Stock, shares of capital stock, evidences of Indebtedness, other assets or property or cash is paid or made, the effective date of any share split or combination or the date of expiration of any rights or warrants, and

(ii)           in any case referred to in clause (2) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(j)            For purposes of this Section 13.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(k)           For the avoidance of doubt, if a holder converts Notes prior to the effective date of a Designated Event, and the Designated Event does not occur, the Holder shall not be entitled to Additional Shares in connection with such conversion.

(l)            With respect to a conversion of Notes pursuant to this Article 13, at and after the close of business on the last VWAP Trading Day (the “Relevant Date”) of the related Observation Period, the Person in whose name any certificate representing any shares of Common Stock issuable upon such conversion is registered shall be treated as a stockholder of record of the Company on such Relevant Date; provided, however, that if any such shares of Common Stock constitute Additional Shares, then the Relevant Date with respect to such shares that constitute Additional Shares shall instead be deemed to be the later of (i) the last VWAP Trading Day of the related Observation Period and (ii) the Effective Date of the Fundamental Change resulting in the Additional Shares. On and after the Conversion Date with respect to a conversion of Notes pursuant hereto, all rights of the Holders of such Notes shall terminate, other than the right to receive the consideration deliverable upon conversion of such Notes as provided herein. A Holder of a Note is not entitled, as such, to any rights of a holder of Common Stock until, if such Holder converts such Note and is entitled pursuant hereto to receive shares of Common Stock in respect of such conversion, the close of business on the Relevant Date or respective Relevant Dates, as the case may be, with respect to such conversion.

(m)          Whenever any provision of this Article 13 requires a calculation of Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company shall make appropriate adjustments to the Daily Settlement Amounts (determined in good faith by the Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, at any time during the period from which such calculation is to be calculated; provided that such adjustments shall only be made to the Daily Settlement Amounts relating to days prior to the date that the adjustment to the Conversion Rate becomes effective.

Section 13.05.        Notice of Adjustments of Conversion Rate.

Whenever the Conversion Rate is adjusted as herein provided:

(a)           the Company shall compute the adjusted Conversion Rate in accordance with Section 13.04 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent (if other than the Trustee); and

(b)           upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, such notice shall be provided by the Company to all Holders in accordance with Section 1.07.

Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Notes desiring inspection thereof at its office during normal business hours.

Section 13.06.        Company to Reserve Common Stock.

The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Notes.

Section 13.07.          Taxes on Conversions.

Except as provided in the next sentence, the Company shall pay all documentary, stamp or similar issue or transfer tax due that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required, and the Holder shall instead be required, to pay any tax or duty that may be payable in respect of (i) income of the Holder, or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 13.08.        Certain Covenants.

Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company shall take all corporate action, if any, which it reasonably determines may be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock issued upon conversion of Notes shall be fully paid and non-assessable by the Company and free from all liens created by the Company.

The Company further covenants that if at any time the Common Stock shall be listed for trading on any other national securities exchange the Company shall, if permitted and required by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Notes.

Section 13.09.        Cancellation of Converted Notes.

All Notes delivered for conversion shall be delivered to the Trustee or its agent and canceled by the Trustee as provided in Article 3.

Section 13.10.        Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale.

If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger, combination or binding share exchange of the Company with another Person, or (iii) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in any case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event described in clauses (i) through (iii) a “Merger Event”), then:

(a)           the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 9.01(i) providing for the conversion and settlement of the Notes as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 13 and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, in such reclassification, change of control, consolidation, merger, combination, binding share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other company and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 11.

In the event a supplemental indenture is executed pursuant to this Section 13.10, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or assets that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

If any securities to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such securities may be validly issued upon conversion, each supplemental indenture executed pursuant to this Section 13.10 shall provide that the Company or the successor or the purchasing Person, as the case may be, or if the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, then such company, shall use all commercially reasonable efforts, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto), to secure such registration or approval in connection with the conversion of Notes.

(b)           Notwithstanding the provisions of Section 13.02(a) and Section 13.02(b), and subject to the provisions of Section 13.01, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed to a right to convert such

Notes by reference to the kind and amount of cash, securities or other property or assets that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) such that from and after the effective time of such transaction, a Holder shall be entitled thereafter to convert its Notes into cash and, in lieu of Common Stock, if any, the same type (and in the same proportion) of Reference Property, based on the Daily Settlement Amounts of Reference Property in an amount equal to the applicable Conversion Rate, as described under Section 13.02(a). For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of reclassifications, consolidations, mergers, binding share exchanges, sales or conveyance of assets or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) shall be deemed to be the (i) weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such election, the weighted average of the types and amounts of consideration actually received by such holders. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes in accordance with the provisions of this Article 13 prior to the effective date.

(c)           The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at his address appearing on the register provided for in this Indenture, within 20 calendar days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(d)           The above provisions of this Section 13.10 shall similarly apply to successive Merger Events.

Section 13.11.        Responsibility of Trustee for Conversion Provisions.

The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into.  Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Notes; and it or they do not make any representation with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 13.

ARTICLE 14
REPURCHASE OF NOTES

Section 14.01.        Right to Require Repurchase Upon a Designated Event.

(a)           If a Designated Event occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof that is an integral multiple of $1,000 principal amount, for cash on the date (the “Designated Event Repurchase Date”) specified by the Company that is not less than 20 calendar days and not more than 35 calendar days after the date of the Designated Event Repurchase Right Notice at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Designated Event Repurchase Date, unless such Designated Event Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the holder of record at the close of business on the corresponding Regular Record Date (the “Designated Event Repurchase Price”).

However, notwithstanding the foregoing, Holders shall not have the right to require the Company to repurchase any Notes under this Section 14.01 based on a Fundamental Change described in clause (a), (c) or (e) (or clause (d), if the same transaction) of the definition thereof (and the Company shall not be required to deliver the Designated Event Repurchase Right Notice incidental thereto) if 100% of the consideration paid for the Company’s Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in such transaction consists of shares of Capital Stock or American Depositary Receipts in respect of shares of Capital Stock traded (or will be so traded immediately following the merger or consolidation) on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors) and, as a result of the completion of such transaction, the Notes become convertible in whole into such shares of such Capital Stock or such American Depositary Receipts, subject to the payment of the Principal Portion thereof in cash.

Repurchases of Notes under this Section 14.01 shall be made, at the option of the Holder thereof, upon:

(i)            delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Designated Event Repurchase Notice”) in the form set forth on the reverse of the Note prior to the close of business on the Business Day immediately preceding the Designated Event Repurchase Date; and

(ii)           delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Designated Event Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Designated Event Repurchase Price therefor; provided that such Designated Event Repurchase Price shall be so paid pursuant to this Section 14.01 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Designated Event Repurchase Notice.

The Designated Event Repurchase Notice shall state:

(A)          if certificated, the certificate numbers of Notes to be delivered for repurchase;
(B)           the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
(C)           that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 14.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Designated Event Repurchase Date and the time of the book-entry transfer or delivery of the Note.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Designated Event Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section 14.01.

Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

(b)           After the occurrence of a Designated Event, but on or before the 10th calendar day after the Effective Date of such Designated Event, the Company shall provide to all Holders of record of the Notes and the Trustee and Paying Agent a notice of the occurrence of such Designated Event and of the repurchase right, if any (the “Designated Event Repurchase Right Notice”), at the option of the Holders arising as a result thereof.

Each Designated Event Repurchase Right Notice shall specify (if applicable):

(i)            the events causing the Designated Event;

(ii)           the date of the Designated Event;

(iii)          the Designated Event Repurchase Date and the last date on which a Holder may exercise the repurchase right;

(iv)          the Designated Event Repurchase Price;

(v)           the name and address of the Paying Agent and the Conversion Agent;

(vi)          the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(vii)         that the Notes with respect to which a Designated Event Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Designated Event Repurchase Notice in accordance with the terms of this Indenture;

(viii)        that the Holder must exercise the repurchase right on or prior to the close of business on the Business Day immediately preceding the Designated Event Repurchase Date (the “Designated Event Expiration Time”);

(ix)           that the Holder shall have the right to withdraw any Notes surrendered for repurchase prior to the Designated Event Expiration Time; and

(x)            the procedures that Holders must follow to require the Company to repurchase their Notes.

Simultaneously with providing the Designated Event Repurchase Right Notice, the Company shall publish a notice containing the information described in this Section 14.01(b) in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.  No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 14.01.

(c)           A Designated Event Repurchase Right Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Designated Event Repurchase Right Notice at any time prior to the close of business on the Business Day prior to the Designated Event Repurchase Date, specifying:

(i)            if certificated Notes have been issued, the certificate numbers of the withdrawn Notes,

(ii)           the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

(iii)          the principal amount, if any, of such Note that remains subject to the original Designated Event Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.

(d)           On or prior to 11:00 a.m., New York City time, on the Designated Event Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to repurchase on the Designated Event Repurchase Date all of the Notes to be repurchased on such date at the

Designated Event Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn) prior to the Designated Event Expiration Time shall be made promptly after the later of (x) the Designated Event Repurchase Date with respect to such Note (provided that the Holder has satisfied the conditions to the payment of the Designated Event Repurchase Price in this Section 14.01), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 14.01. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Designated Event Repurchase Price.

(e)           If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to repurchase on the Designated Event Repurchase Date all the Notes or portions thereof that are to be purchased as of the Business Day following the Designated Event Repurchase Date, then on and after the Designated Event Repurchase Date (i) such Notes shall cease to be outstanding, (ii) interest shall cease to accrue on such Notes, and (iii) all other rights of the Holders of such Notes shall terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Designated Event Repurchase Price upon delivery of the Notes.

ARTICLE 15
MISCELLANEOUS

Section 15.01.        Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

Section 15.02.        Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Asbury Automotive Group, Inc.

622 Third Avenue, 37th Floor
New York, New York 10017
Telecopier No.: (212) 297-2645

Attention:  Chief Financial Officer

With a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
Worldwide Plaza
New York, NY  10019-7475
Telecopier No.:  (212) 474-3700
Attention:  Andrew J. Pitts

If to the Trustee:

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York  10286
Telecopier No.:  (212) 815-5707
Attention:  Corporate Trust Administration

The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 15.03.        Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 15.04.        Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 15.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 15.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 15.05.        Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 15.06.        Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 15.07.        No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 15.08.        Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

Section 15.09.        No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 15.10.        Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors.

Section 15.11.        Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.12.        Counterpart Originals.

This Indenture may be executed in two or more separate counterparts. Each executed counterpart shall be an original, but all of them together represent the same agreement.

Section 15.13.        Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 15.14.        Benefits of Indenture.

Nothing in this Indenture, the Notes or the Subsidiary Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Debt and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture

Section 15.15.        Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Dated as of March 16, 2007

Asbury Automotive Group, Inc.

By:	/s/ J. Gordon Smith
Name: J. Gordon Smith
Title:Chief Financial Officer

Asbury Automotive Management L.L.C.
Asbury Automotive South, L.L.C.
Asbury Automotive West, L.L.C.
Asbury Automotive Southern California L.L.C.
Asbury Arkansas Hund L.L.C.
Asbury AR Niss L.L.C .
Asbury Automotive Arkansas Dealership
Holdings L.L.C.
Asbury Automotive Arkansas L.L.C.
Asbury MS Gray-Daniels L.L.C.
Asbury MS Metro L.L.C.
Escude-M L.L.C.
Escude-MO L.L.C.
Escude-NN L.L.C.
Escude-NS L.L.C.
Escude-T L.L.C.
NP FLM L.L.C.
NP MZD L.L.C.
NP VKW L.L.C.
Premier NSN L.L.C.
Premier Pon L.L.C.
Prestige Bay L.L.C.
Prestige Toy L.L.C.
Asbury Atlanta AC L.L.C.
Asbury Atlanta AU L.L.C.
Asbury Atlanta BM L.L.C.
Asbury Atlanta Chevrolet L.L.C.
Asbury Atlanta Hon L.L.C.
Asbury Atlanta Infiniti L.L.C.
Asbury Atlanta Jaguar L.L.C.
Asbury Atlanta Lex L.L.C.
Asbury Atlanta VL L.L.C.
Asbury Automotive Atlanta L.L.C.
Atlanta Real Estate Holdings L.L.C.
Spectrum Insurance Services L.L.C.
Asbury Automotive Fresno L.L.C.
Asbury Fresno Imports L.L.C.
AF Motors, L.L.C.
ALM Motors, L.L.C.

ANL, L.P. (by its general partner Asbury Jax
Management L.L.C.)
Asbury Automotive Central Florida, L.L.C.
Asbury Automotive Deland, L.L.C.
Asbury Automotive Florida, L.L.C.
Asbury Automotive Jacksonville GP L.L.C.
Asbury Automotive Jacksonville, L.P. (by its
general partner Asbury Automotive
Jacksonville GP L.L.C.)
Asbury Deland Imports 2, L.L.C.
Asbury Jax AC L.L.C.
Asbury Jax Holdings, L.P. (by its general
partner Asbury Jax Management L.L.C.)
Asbury Jax K L.L.C.
Asbury Jax Management L.L.C.
Asbury Jax PB Chev L.L.C.
Asbury-Deland Imports, L.L.C.
Avenues Motors, Ltd. (by its general partner
Asbury Jax Management L.L.C.)
Bayway Financial Services, L.P. (by its general
partner Asbury Jax Management L.L.C.)
BFP Motors L.L.C.
C&O Properties, Ltd. (by its general partner
Asbury Jax Management L.L.C.)
CFP Motors, Ltd. (by its general partner
Asbury Jax Management L.L.C.)
CH Motors, Ltd. (by its general partner Asbury
Jax Management L.L.C.)
CHO Partnership, Ltd. (by its general partner
Asbury Jax Management L.L.C.)
CK Chevrolet L.L.C.
CK Motors LLC
CN Motors, Ltd. (by its general partner Asbury
Jax Management L.L.C.)
Coggin Automotive Corp.
Coggin Cars L.L.C.
Coggin Chevrolet L.L.C.
Coggin Management, L.P. (by its general
partner Asbury Jax Management L.L.C.)
CP-GMC Motors, Ltd. (by its general partner
Asbury Jax Management L.L.C.)
CSA Imports L.L.C.
HFP Motors L.L.C.
KP Motors L.L.C.
Asbury MS Chev, L.L.C.
Asbury Automotive Mississippi, L.L.C.
Asbury MS Wimber L.L.C.
Asbury MS Yazoo L.L.C.
Asbury No Cal Niss L.L.C.

Asbury Sacramento Imports L.L.C.
Asbury So Cal DC L.L.C.
Asbury So Cal Hon L.L.C.
Asbury So Cal Niss L.L.C.
Asbury Automotive North Carolina Dealership
Holdings L.L.C.
Asbury Automotive North Carolina L.L.C.
Asbury Automotive North Carolina
Management L.L.C.
Asbury Automotive North Carolina Real Estate
Holdings L.L.C.
Camco Finance II L.L.C.
Camco Finance L.L.C.
Crown Acura/Nissan, LLC
Crown Battleground, LLC
Crown CHH L.L.C.
Crown CHO L.L.C.
Crown CHV L.L.C.
Crown Dodge, LLC
Crown FDO L.L.C.
Crown FFO Holdings L.L.C.
Crown FFO L.L.C.
Crown Fordham L.L.C.
Crown GAC L.L.C.
Crown GAU L.L.C.
Crown GBM L.L.C.
Crown GCA L.L.C.
Crown GCH L.L.C.
Crown GDO L.L.C.
Crown GHO L.L.C.
Crown GKI L.L.C.
Crown GMI L.L.C.
Crown GNI L.L.C.
Crown GPG L.L.C.
Crown GVO L.L.C.
Crown Honda, LLC
Crown Honda-Volvo, LLC
Crown Mitsubishi, LLC
Crown Motorcar Company L.L.C.
Crown Raleigh L.L.C.
Crown RIA L.L.C.
Crown RIB L.L.C.
Crown Royal Pontiac, LLC
Crown SJC L.L.C.
Crown SNI L.L.C.
RER Properties, LLC
RWIJ Properties, LLC
Asbury Automotive Oregon L.L.C.
Asbury Automotive Oregon Management L.L.C.

Thomason Frd L.L.C.
Thomason Auto Credit Northwest, Inc.
Thomason Dam L.L.C.
Thomason Hon L.L.C.
Thomason Hund L.L.C.
Thomason Maz L.L.C.
Thomason Niss L.L.C.
Thomason Outfitters L.L.C.
Thomason Pontiac-GMC L.L.C.
Thomason Suzu L.L.C.
Thomason TY L.L.C.
Thomason Zuk L.L.C.
Asbury Automotive St. Louis, L.L.C.
Asbury St. Louis Cadillac L.L.C.
Asbury St. Louis Lex L.L.C.
Asbury St. Louis Gen L.L.C.
Asbury Automotive Brandon, L.P. (by its
general partner Asbury Tampa Management
L.L.C.)
Asbury Automotive Tampa GP L.L.C.
Asbury Automotive Tampa, L.P. (by its general
partner Asbury Automotive Tampa GP L.L.C.)
Asbury Tampa Management L.L.C.
JC Dealer Systems L.L.C.
Precision Computer Services, Inc.
Precision Enterprises Tampa, Inc.
Precision Infiniti, Inc.
Precision Motorcars, Inc.
Precision Nissan, Inc.
Tampa Hund, L.P. (by its general partner
Asbury Tampa Management L.L.C.)
Tampa Kia, L.P. (by its general partner Asbury
Tampa Management L.L.C.)
Tampa LM, L.P. (by its general partner Asbury
Tampa Management L.L.C.)
Tampa Mit, L.P. (by its general partner Asbury
Tampa Management L.L.C.)
Tampa Suzu, L.P. (by its general partner
Asbury Tampa Management L.L.C.)
WMZ Brandon Motors, L.P. (by its general
partner Asbury Tampa Management L.L.C.)
WMZ Motors, L.P. (by its general partner
Asbury Tampa Management L.L.C.)
WTY Motors L.P. (by its general partner
Asbury Tampa Management L.L.C.)
Asbury Automotive Texas Holdings L.L.C.
Asbury Automotive Texas L.L.C.
Asbury Automotive Texas Real Estate

Holdings L.P. (by its general partner Asbury
Texas Management L.L.C.)
Asbury Texas Management L.L.C.
McDavid Auction, L.P. (by its general partner
Asbury Texas Management L.L.C.)
McDavid Austin-Acra, L.P. (by its general
partner Asbury Texas Management L.L.C.)
McDavid Frisco-Hon, L.P. (by its general
partner Asbury Texas Management L.L.C.)
McDavid Grande, L.P. (by its general partner
Asbury Texas Management L.L.C.)
McDavid Houston-Hon, L.P. (by its general
partner Asbury Texas Management L.L.C.)
McDavid Houston-Kia, L.P. (by its general
partner Asbury Texas Management L.L.C.)
McDavid Houston-Niss, L.P. (by its general
partner Asbury Texas Management L.L.C.)
McDavid Irving-Hon, L.P. (by its general
partner Asbury Texas Management L.L.C.)
McDavid Irving-PB&G, L.P. (by its general
partner Asbury Texas Management L.L.C.)
McDavid Irving-Zuk, L.P. (by its general
partner Asbury Texas Management L.L.C.)
McDavid Outfitters, L.P. (by its general partner
Asbury Texas Management L.L.C.)
McDavid Plano-Acra, L.P. (by its general
partner Asbury Texas Management L.L.C.)
Plano Lincoln-Mercury, Inc.

By:	/s/ J. Gordon Smith
Name:	J. Gordon Smith
Title:	Vice President

Asbury Automotive Group Holdings, Inc.
Asbury Automotive Group L.L.C.

By:	/s/ J. Gordon Smith
Name:	J. Gordon Smith
Title:	Senior Vice President

Asbury Automotive Financial Services, Inc.

By:	/s/ Lynne A. Burgess
	Name:	Lynne A. Burgess
	Title:	Vice President and Assistant Secretary

THE BANK OF NEW YORK
as Trustee

By:	/s/ Carlos R. Luciano
	Name:	Carlos R. Luciano
	Title:	Vice President

EXHIBIT A

[Face of Note]

CUSIP: 043436AF1
ISIN: US043436AF15
CUSIP for unrestricted notes:
ISIN for unrestricted notes:

3.00% Senior Subordinated Convertible Notes due 2012

No. [1]	$

ASBURY AUTOMOTIVE GROUP, INC.

promises to pay to                            , or registered assigns, the principal sum of                  Dollars on September 15, 2012.

Interest Payment Dates:  March 15 and September 15 of each year until maturity and the Maturity Date

Record Dates:  March 1 with respect to March 15 Interest Payment Dates, September 1 with respect to September 15 Interest Payment Dates and September 15, 2012 with respect to interest payable at maturity.

Dated:

ASBURY AUTOMOTIVE GROUP, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within mentioned Indenture:

Dated:

THE BANK OF NEW YORK,
As Trustee

By:
Authorized Signatory

[Back of Note]
3.00% Senior Subordinated Convertible Notes due 2012

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             INTEREST.  Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 3.00% per annum from March 16, 2007 until maturity and shall pay the Special Interest payable pursuant to Section 2 of the Registration Rights Agreement referred to below. The Company will pay interest and Special Interest semi-annually in arrears on March 15 and September 15 of each year and on maturity, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 2007. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Special Interest to the Persons who are registered Holders of Notes at the close of business on (i) the 1st of March next preceding each March 15 Interest Payment Date; (ii) the 1st of September next preceding each September 15 Interest Payment Date; and (iii) September 15, 2012 with respect to interest payable at maturity even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, Special Interest, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and interest and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.             PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4.             INDENTURE. The Company issued the Notes under an Indenture dated as of March 16, 2007 (“Indenture”) between the Company, the Guarantors specified therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Company shall be entitled to issue additional Notes pursuant to Section 2.14 of the Indenture.

5.             REPURCHASE AND CONVERSION. In any case where any Designated Event Repurchase Date or the last date on which a Holder has the right to convert his Notes shall not be a Business Day, then (notwithstanding any other provision of the Indenture or of the Notes) conversion of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Designated Event Repurchase Date or on such last day for conversion, provided that no interest shall accrue for the period from and after such Designated Event Repurchase Date. Notwithstanding the foregoing, the right to convert a Note shall cease at the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date.  Subject to the provisions of the Indenture, upon the occurrence of a Designated Event, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Designated Event Repurchase Date at a price equal to 100% of the principal amount of the Notes such Holder elects to require the Company to repurchase, together with accrued and unpaid interest to but excluding the Designated Event Repurchase Date, unless such Designated Event Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date. The Company or, at the written request of the Company, the Trustee shall mail to all Holders of record of the Notes a notice of the occurrence of a Designated Event and of the repurchase right arising as a result thereof after the occurrence of any Designated Event, but on or before the 10th calendar day following such occurrence.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, on and after June 15, 2012, or earlier upon the occurrence of certain conditions specified in the Indenture and prior to the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof which is $1,000 or an integral multiple thereof, into cash and, if applicable, shares of Common Stock or Reference Property, in each case at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon satisfaction of certain requirements set forth in the Indenture, including the surrender of this Note, together with a Notice of Conversion, a form of which is contained under Exhibit A of the Indenture, as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose, or at the option of such Holder, the Corporate Trust Office of the Trustee, and, unless the shares of

Common Stock or Reference Property, as the case may be, issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. The initial Conversion Rate shall be 29.4172 shares of Common Stock for each $1,000 principal amount of Notes. No fractional shares of Common Stock or Reference Property, as the case may be, shall be issued upon any conversion, but an adjustment in cash shall be paid to the Holder, as provided in the Indenture, in respect of any fraction of such share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. No adjustment shall be made for dividends or any such shares issued upon conversion of such Notes except as provided in the Indenture.

6.             MANDATORY REDEMPTION.

The Company shall not be required to make mandatory redemption payments with respect to the Notes.

7.             ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of March 16, 2007, between the Company and the parties named on the signature pages thereof (the “Registration Rights Agreement”).

8.             [Reserved].

9.             DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes surrendered for conversion or during the period between a record date and the corresponding Interest Payment Date.

10.           PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11.           AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency or to make a modification of a formal, minor or technical nature or to correct a manifest error, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or Guarantor’s obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company’s assets, to add Guarantees with respect to the Notes or to secure the Notes, to add to the covenants of the Company or any Guarantor for the benefit of the Holders of the Notes or surrender any right or power conferred upon the Company or any Guarantor, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to evidence and provide for the acceptance and appointment under the Indenture of a successor trustee pursuant to the requirements thereof, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

12.           DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Special Interest, if any, with respect to, the Notes, whether or not prohibited by Article 10 of the Indenture; (ii) default in payment when due of principal of the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, whether or not prohibited by Article 10 of the Indenture; (iii) failure by the Company to comply with the Conversion Obligation as that term is defined in the Indenture; (iv) failure by the Company to comply with Section 5.01 of the Indenture; (v) failure by the Company to comply in any material respect with its notice requirements under or Section 13.01(b) through (d) or Section 14.01(b) of the Indenture when due; (vi) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class to observe or perform any covenant or agreement in the Indenture; (vii) default under certain other agreements relating to Indebtedness of the Company or any of its Restricted Subsidiaries, which default is caused by a failure to pay principal at its stated final maturity (after giving effect to any applicable grace period provided in such Indebtedness) (a “Payment Default”) or results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (viii) certain final judgments for the payment of money that remain not paid, discharged or stayed for a period of 60 days, provided that the aggregate of all such not paid, discharged or stayed judgments exceeds $15.0 million; (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that are, alone or in combination, Significant Subsidiaries as specified in clauses (j) and (k) of Section 6.01 of the Indenture; and (x) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor’s Subsidiary Guarantee. If any Event of Default (other than an Event of Default specified in clause (j) or (k) of Section 6.01 of the Indenture with respect to the Company or any of its Restricted Subsidiaries that are, alone or in combination, Significant Subsidiaries) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration the Notes shall become due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as specified in clauses (j) and (k) of Section 6.01 of the Indenture with respect to the Company or any of its Restricted Subsidiaries that are, alone or in combination, Significant Subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice. Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, or interest on, any Note) if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of the Holders of the Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of principal of, Special Interest, if any, or interest on, the Notes (other than non-payment of principal of or interest on or Special Interest, if any, on the Notes that become due solely because of the acceleration of the Notes) (provided that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.           TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.           NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

15.           AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.           ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.           [Reserved].

18.           CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Asbury Automotive Group, Inc.
622 Third Avenue, 37th Floor
New York, New York 10017
Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s Social Security or Tax Identification Number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

NOTICE OF CONVERSION

The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note, or any portion of the principal amount hereof (which is $1,000 or an integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof) below designated, into cash and, if applicable, shares of Common Stock or Reference Property in accordance with the terms of the Indenture referred to in this Note, and directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock, Reference Property or Notes are to be registered in the name of a Person other than the undersigned, (a) the undersigned shall pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

If shares or Notes are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification Number, if
any

[Signature Guaranteed]

If only a portion of the Notes is to be converted, please indicate:

1.             Principal amount to be converted: $

2.             Principal amount and denomination of Notes

representing unconverted principal amount to be issued:

Amount: $                       Denominations: $

($1,000 or any integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof)

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Asbury Automotive Group, Inc.
622 Third Avenue, 37th Floor
New York, New York 10017

[Registrar address block]

Re:                               3.00% Senior Subordinated Convertible Notes due 2012

Reference is hereby made to the Indenture, dated as of March 16, 2007 (the “Indenture”), among Asbury Automotive Group, Inc., as issuer (the “Company”), the subsidiary guarantors listed on Schedule I to the Indenture, and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                         , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                                                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                       ☐  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RESTRICTED GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE l44A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule l44A in a transaction meeting the requirements of Rule l44A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.                                       [RESERVED].

3.                                       ☐  CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RESTRICTED GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and

pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                  ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐  such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)                                  ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)                                 ☐  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4.                                       ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                  ☐  Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private

Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 [Reserved].

(c)                                  ☐  Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title

Date:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

	(a)	☐	a beneficial interest in the:

		(i)	☐ Restricted Global Note (CUSIP ), or

		(ii)	[Reserved], or

	(b)	☐	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

	(a)	☐	a beneficial interest in the:

		(i)	☐ Restricted Global Note (CUSIP ), or

		(ii)	[Reserved], or

		(iii)	☐ Unrestricted Global Note (CUSIP ); or

	(b)	☐	a Restricted Definitive Note; or

	(c)	☐	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Asbury Automotive Group, Inc.
622 Third Avenue, 37th Floor
New York, New York 10017

[Registrar address block]

Re:          3.00% Senior Subordinated Convertible Notes due 2012

(CUSIP                           )

Reference is hereby made to the Indenture, dated as of March 16, 2007 (the “Indenture”), among Asbury Automotive Group, Inc., as issuer (the “Company”), the subsidiary guarantors listed on Schedule I to the Indenture, and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                         , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                              in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.  EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

(a)           ☐  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)           ☐  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)           ☐  CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)           ☐  CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

(a)           ☐  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)           ☐  CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the Restricted Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title

Date:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Asbury Automotive Group, Inc.
622 Third Avenue, 37th Floor
New York, New York 10017

[Registrar address block]

Re:                               3.00% Senior Subordinated Convertible Notes due 2012

Reference is hereby made to the Indenture, dated as of March 16, 2007 (the “Indenture”), among Asbury Automotive Group, Inc., as issuer (the “Company”), the subsidiary guarantors listed on Schedule I to the Indenture, and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                        aggregate principal amount of:

(a)                                  ☐  a beneficial interest in a Global Note, or

(b)                                 ☐  a Definitive Note,

we confirm that:

1.                                       We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2.                                       We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) pursuant to the provisions of Rule 144(k) under the Securities Act or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (D) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3.                                       We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.                                       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.                                       We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:
Name:
Title

Date:

D-2

EXHIBIT E

[FORM OF SUBSIDIARY GUARANTEE]

For value received, the Guarantors (which term includes any successor Persons under the Indenture) have, jointly and severally, guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of March 16, 2007 (the “Indenture”), among Asbury Automotive Group, Inc., the Guarantors listed on Schedule I thereto and The Bank of New York, as trustee (the “Trustee”), (a) that the principal of, and interest and Special Interest, if any, on, the Notes (as defined in the Indenture) will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, and interest and Special Interest, if any, on, the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

[NAME OF GUARANTOR(S)]

By:
Name:
Title

E-1

EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                              , among                                    (the “Guaranteeing Subsidiary”), a subsidiary of Asbury Automotive Group, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 16, 2007 providing for the issuance of 3.00% Senior Subordinated Convertible Notes due 2012 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                       CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                       AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

(a)                                  Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

(i)                                     the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)                                  in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

(b)                                 The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c)                                  The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d)                                 This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

(e)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)                                    The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)                                 As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

(h)                                 The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(i)                                     Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

3.                                       EXECUTION AND DELIVERY.  Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

4.                                       GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.  Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

5.                                       RELEASES.

(a)                                  In the event of (i) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) the Company or any other Guarantor, (ii) a termination of one or more Guarantees by any Guarantor of any other Senior Subordinated Indebtedness of the Company or any other Guarantor which results in such Guarantor no longer being subject to any Guarantee of any other Senior Subordinated Indebtedness of the Company or any other Guarantor or (iii) any Guarantor ceasing to be a Restricted Subsidiary, then such Guarantor (in the event described in clauses (i) and (iii) of this paragraph) or the corporation acquiring the property (in the event described in clause (ii) of this paragraph) will be released and relieved of any obligations under its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

(b)                                 Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

6.                                       NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

7.                                       NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

8.                                       COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9.                                       EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10.                                 THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

SIGNATURES

Dated as of	, 20

ASBURY AUTOMOTIVE GROUP, INC.

By:
Name:
Title

EACH GUARANTOR LISTED ON SCHEDULE I HERETO

By:
Name:
Title

THE BANK OF NEW YORK

By:
Name:
Title

SCHEDULE I

SCHEDULE OF GUARANTORS

The following schedule lists each Guarantor under the Indenture as of the Issue Date:

Legal Name

Asbury Automotive Financial Services, Inc.

Asbury Automotive Group Holdings, Inc.

Asbury Automotive Group L.L.C.

Asbury Automotive Management L.L.C.

Asbury Automotive South, L.L.C.

Asbury Automotive West, L.L.C.

Asbury Automotive Southern California L.L.C.

Asbury Arkansas Hund L.L.C.

Asbury AR Niss L.L.C .

Asbury Automotive Arkansas Dealership Holdings L.L.C.

Asbury Automotive Arkansas L.L.C.

Asbury MS Gray-Daniels L.L.C.

Asbury MS Metro L.L.C.

Escude-M L.L.C.

Escude-MO L.L.C.

Escude-NN L.L.C.

Escude-NS L.L.C.

Escude-T L.L.C.

NP FLM L.L.C.

NP MZD L.L.C.

NP VKW L.L.C.

Premier NSN L.L.C.

Premier Pon L.L.C.

Prestige Bay L.L.C.

Prestige Toy L.L.C.

Asbury Atlanta AC L.L.C.

Asbury Atlanta AU L.L.C.

Asbury Atlanta BM L.L.C.

Asbury Atlanta Chevrolet L.L.C.

Asbury Atlanta Hon L.L.C.

Asbury Atlanta Infiniti L.L.C.

Asbury Atlanta Jaguar L.L.C.

Asbury Atlanta Lex L.L.C.

Asbury Atlanta VL L.L.C.

Asbury Automotive Atlanta L.L.C.

Atlanta Real Estate Holdings L.L.C.

Spectrum Insurance Services L.L.C.

Asbury Automotive Fresno L.L.C.

Asbury Fresno Imports L.L.C.

AF Motors, L.L.C.

ALM Motors, L.L.C.

ANL, L.P.

Asbury Automotive Central Florida, L.L.C.

Asbury Automotive Deland, L.L.C.

Asbury Automotive Florida, L.L.C.

Asbury Automotive Jacksonville GP L.L.C.

Asbury Automotive Jacksonville, L.P.

Asbury Deland Imports 2, L.L.C.

Asbury Jax AC, L.L.C.

Asbury Jax Holdings, L.P.

Asbury Jax K, L.L.C.

Asbury Jax Management L.L.C.

Asbury Jax PB Chev, L.L.C.

Asbury-Deland Imports, L.L.C.

Avenues Motors, Ltd.

Bayway Financial Services, L.P.

BFP Motors L.L.C.

C&O Properties, Ltd.

CFP Motors, Ltd.

CH Motors, Ltd.

CHO Partnership, Ltd.

CK Chevrolet L.L.C.

CK Motors LLC

CN Motors, Ltd.

Coggin Automotive Corp.

Coggin Cars L.L.C.

Coggin Chevrolet L.L.C.

Coggin Management, L.P.

CP-GMC Motors, Ltd.

CSA Imports L.L.C.

HFP Motors L.L.C.

KP Motors L.L.C.

Asbury Automotive Mississippi, L.L.C.

Asbury MS Chev, L.L.C.

Asbury MS Wimber L.L.C.

Asbury MS Yazoo L.L.C.

Asbury No Cal Niss L.L.C.

Asbury Sacramento Imports L.L.C.

Asbury So Cal DC L.L.C.

Asbury So Cal Hou L.L.C.

Asbury So Cal Niss L.L.C.

Asbury Automotive North Carolina Dealership Holdings L.L.C.

Asbury Automotive North Carolina L.L.C.

Asbury Automotive North Carolina Management L.L.C.

Asbury Automotive North Carolina Real Estate Holdings L.L.C.

Camco Finance II L.L.C.

Camco Finance L.L.C.

Crown Acura/Nissan, LLC

Crown Battleground, LLC

Crown CHH L.L.C.

Crown CHO L.L.C.

Crown CHV L.L.C.

Crown Dodge, LLC

Crown FDO L.L.C.

Crown FFO Holdings L.L.C.

Crown FFO L.L.C.

Crown Fordham L.L.C.

Crown GAC L.L.C.

Crown GAU L.L.C.

Crown GBM L.L.C.

Crown GCA L.L.C.

Crown GCH L.L.C.

Crown GDO L.L.C.

Crown GHO L.L.C.

Crown GKI L.L.C.

Crown GMI L.L.C.

Crown GNI L.L.C.

Crown GPG L.L.C.

Crown GVO L.L.C.

Crown Honda, LLC

Crown Honda-Volvo, LLC

Crown Mitsubishi, LLC

Crown Motorcar Company L.L.C.

Crown Raleigh L.L.C.

Crown RIA L.L.C.

Crown RIB L.L.C.

Crown Royal Pontiac, LLC

Crown SJC L.L.C.

Crown SNI L.L.C.

RER Properties, LLC

RWIJ Properties, LLC

Asbury Automotive Oregon L.L.C.

Asbury Automotive Oregon Management L.L.C.

Thomason Frd L.L.C.

Thomason Auto Credit Northwest, Inc.

Thomason Dam L.L.C.

Thomason Hon L.L.C.

Thomason Hund L.L.C.

Thomason Maz L.L.C.

Thomason Niss L.L.C.

Thomason Outfitters L.L.C.

Thomason Pontiac-GMC L.L.C.

Thomason Suzu L.L.C.

Thomason TY L.L.C.

Thomason Zuk L.L.C.

Asbury Automotive St. Louis, L.L.C.

Asbury St. Louis Lex L.L.C.

Asbury St. Louis Cadillac L.L.C.

Asbury St. Louis Gen L.L.C.

Asbury Automotive Brandon, L.P.

Asbury Automotive Tampa GP L.L.C.

Asbury Automotive Tampa, L.P.

Asbury Tampa Management L.L.C.

JC Dealer Systems LLC (formerly known as Dealer Profit Systems L.L.C.)

Precision Computer Services, Inc.

Precision Enterprises Tampa, Inc.

Precision Infiniti, Inc.

Precision Motorcars, Inc.

Precision Nissan, Inc.

Tampa Hund, L.P.

Tampa Kia, L.P.

Tampa LM, L.P.

Tampa Mit, L.P.

Tampa Suzu, L.P.

WMZ Brandon Motors, L.P.

WMZ Motors, L.P.

WTY Motors, L.P.

Asbury Automotive Texas Holdings L.L.C.

Asbury Automotive Texas L.L.C.

Asbury Automotive Texas Real Estate Holdings L.P.

Asbury Texas Management L.L.C.

McDavid Auction, L.P.

McDavid Austin-Acra, L.P.

McDavid Frisco-Hon, L.P.

McDavid Grande, L.P.

McDavid Houston-Hon, L.P.

McDavid Houston-Kia, L.P.

McDavid Houston-Niss, L.P.

McDavid Irving-Hon, L.P.

McDavid Irving-PB&G, L.P.

McDavid Irving-Zuk, L.P.

McDavid Outfitters, L.P.

McDavid Plano-Acra, L.P.

Plano Lincoln-Mercury, Inc.

SCHEDULE II

The following table sets forth the “Stock Price,” “Effective Date” and number of Additional Shares by which the Conversion Rate for the Notes shall be increased in the event of a Fundamental Change, in accordance with the Indenture:

	Stock Price
Effective Date	$27.75	$28.00	$29.00	$30.00	$32.50	$35.00	$37.50	$40.00	$45.00	$50.00	$60.00
March 16, 2007	6.6188	6.4531	5.8213	5.2511	4.0526	3.1150	2.3775	1.7959	0.9753	0.4734	0.0572
September 15, 2007	6.6188	6.5766	5.9271	5.3414	4.1125	3.1536	2.4015	1.8099	0.9782	0.4708	0.0497
September 15, 2008	6.6188	6.6188	6.0241	5.4106	4.1300	3.1390	2.3687	1.7682	0.9359	0.4395	0.0417
September 15, 2009	6.6188	6.6188	6.0099	5.3649	4.0297	3.0108	2.2312	1.6341	0.8281	0.3653	0.0248
September 15, 2010	6.6188	6.6188	5.8648	5.1750	3.7659	2.7159	1.9351	1.3561	0.6146	0.2271	0.0053
September 15, 2011	6.6188	6.3920	5.5162	4.7450	3.2087	2.1213	1.3661	0.8509	0.2801	0.0591	0.0000
September 15, 2012	6.6188	6.2971	5.0656	3.9162	1.3521	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

II-1